UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300 Chicago, IL		60602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) As previously reported in our report on Form 8-K dated February 28, 2011, on that date Michael S. Clark was elected Vice President – Finance and Controller of LKQ Corporation. On March 14, 2011, the Company entered into a change of control agreement (the “Agreement”) with Mr. Clark. The Agreement has an initial effective period ending on March 14, 2013, and will automatically renew for a two-year period on each March 14 thereafter, unless notice of termination is given by the Company at least 60 days before any such renewal date. The operative provisions of the Agreement will apply, however, only if a Change of Control, as defined in the Agreement, occurs during the effective period.

If Mr. Clark’s employment with the Company is terminated within two years following a Change of Control (or within 12 months prior to a Change of Control in certain circumstances) as a result of an Involuntary Termination (as defined in the Agreement), then Mr. Clark will be entitled to receive payments and benefits that include the following:

•	Payment of salary and other compensation accrued through the termination date;

•	Payment of a pro rata bonus;

•	A severance payment equal to two times the sum of Mr. Clark’s (a) salary and (b) the greater of his target bonus or average annual bonus over the preceding three years;

•	If applicable, all unreimbursed relocation expenses;

•	Mr. Clark and his dependents will continue to be covered by the Company’s health and dental care plans for a period of 24 months;

•	The Company will provide Mr. Clark with outplacement services; and

•	Mr. Clark’s outstanding equity-based compensation awards shall become vested and exercisable.

If Mr. Clark’s employment with the Company is terminated as a result of death or disability, he will be entitled to receive salary and other compensation accrued through the termination date and a pro rata bonus. If Mr. Clark’s employment with the Company is terminated for Cause or he resigns for other than Good Reason (as those terms are defined in the Agreement), he will be entitled to receive salary and other compensation accrued through the termination date.

The Agreement also contains confidentiality obligations on the part of Mr. Clark and requires that he deliver a release to the Company as a condition to receiving payments of benefits under the Agreement. The Agreement also provides that in the event of a dispute concerning an Agreement, the Company will pay the legal fees of Mr. Clark.

Under the Agreement, a “Change of Control” would include any of the following events:

•

any “person,” as defined in the Securities Exchange Act of 1934 acquiring 30% or more of our outstanding common stock or combined voting power of our outstanding securities, subject to certain exceptions;

•	during a two-year period, our current directors (or new directors approved by them) cease to constitute a majority of our board; and

•

a merger, consolidation, share exchange, reorganization or similar transaction involving the Company or any of its subsidiaries, a sale of substantially all the Company’s assets, or the acquisition of assets or stock of another entity by the Company (unless following such business combination transaction a majority of the Company’s directors continue as directors of the resulting entity, the holders of the outstanding voting securities of the Company immediately prior to such transaction continue to own shares or other securities that represent more than 50% of the combined voting power of the resulting entity after such transaction in substantially the same proportions as their ownership prior to such transaction, and no person owns 30% or more of the resulting entity’s common stock or voting securities except to the extent that such ownership existed prior to such transaction).

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Change of Control Agreement that is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Change of Control Agreement dated March 14, 2011 between LKQ Corporation and Michael S. Clark.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2011

LKQ CORPORATION

By:	/S/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel

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